                                                                    EXHIBIT 10.7

                     CONVERTIBLE NOTE AND SECURITY AGREEMENT

Date:  March 1, 2004                                            $400,000.00

         MACC PRIVATE EQUITIES INC., a Delaware corporation (the "Company") for value received, hereby promises to pay to the order of GEOFFREY T. WOOLLEY, an individual ("Woolley" or the "Holder"), as the holder of this Convertible Note and Security Agreement (the "Note"), on or before March 1, 2006 (the "Maturity
Date"), the principal sum of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS
($400,000.00) (the "Maximum Principal Amount") or, if less, so much thereof as may be advanced and remain outstanding (the "Principal Amount"), together with the interest on the unpaid Principal Amount outstanding from time to time at a rate equal to 9.0% per annum.

         The total charges for interest and other charges in the nature of interest, reserved, charged or taken hereunder or under any other loan documents executed in connection herewith shall not exceed the maximum amount allowed by applicable law, or any greater amount that may be charged under any amendments to applicable law, and any excess portion of such sums that may have been reserved, charged, or taken shall be refunded to the Company, or any parties liable for the payment of the indebtedness evidenced by this Note. Such refund may be made by application of the excess portion against the sums due hereunder, but such crediting shall not cure or waive a default.

         The Company may borrow and re-borrow hereunder from time to time from the date hereof through February 28, 2005, but the aggregate principal balance hereunder shall not exceed the Maximum Principal Amount set forth above. Holder shall honor written draw requests within 10 days of receipt. The Company may pre-pay all or part of any unpaid Principal Amount at any time without penalty or restriction, provided that 10 business days advance written notice is provided. Interest on the unpaid Principal Amount of this Note shall be due and payable by the Company to Holder on the first calendar day of June, September,
December and March commencing June 1, 2004. The Principal Amount of this Note outstanding on March 1, 2005 shall be due and payable in four equal installments on the first calendar day June, September, December and March, commencing with
June 1, 2005 and concluding on the Maturity Date, March 1, 2006. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid, except that the remaining principal balance thereof, together with all accrued but unpaid interest thereon, if not sooner paid, shall be due and payable immediately on the Maturity Date.

1.   Conversion

         (a)      This Note may be converted, in whole or in part, into the
                  number of shares of Common Stock of the Company as is obtained by dividing (i) the unpaid Principal Amount and all accrued and unpaid interest thereon as of the Conversion Date (as
                  defined below) by (ii) Three Dollars and 50/100 ($3.50) or such lesser price per share of Common Stock as may be offered to the Company's shareholders in connection with any rights offering effected within twelve (12) months from the date
                  hereof (the "Conversion Price").

         (b)      Written notice of conversion (the "Conversion Request") shall be delivered to the Company by the Holder specifying a date no less than sixty one (61) days after the date such notice is given on

                  which this Note is to be converted into Common Stock (the
                  "Conversion Date"). The Conversion Request shall be
                  given to the Company at the address provided in Section 15 below or, if no such address appears or is given, at the place where the principal executive office of the Company is
                  located. In addition to specifying the Conversion Date, the
                  Conversion Request shall specify the principal amount of the
                  Note converted and the amount of accrued and unpaid interest converted. On the Conversion Date, the Holder shall surrender this Note to the Company in exchange for the Common Stock of the Company as provided herein, in the manner and at the place designated by the Company.

         (c)      As soon as practicable after the Conversion Date, the Company shall issue and deliver to Holder, upon surrender of the Note,
                  (i) a certificate or certificates for the number of full
                  shares of Common Stock issuable upon conversion of the Note in accordance with the provisions hereof, and (ii) a check or cash in respect of any fraction of a share as provided in
                  Section 1(d) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and as of the Conversion Date the Note
                  (to the extent of principal repaid) shall be deemed cancelled and the Note (or the amount of principal repaid, if less than all) shall cease to accrue interest, and Holder shall be
                  deemed to have become a shareholder of record; provided,
                  however, that, in the event the Conversion Date falls on a date when the Company's securities transfer books are closed,
                  Holder shall not be deemed to be a record holder of the
                  Company's Common Stock for any purpose until the close of
                  business on the next succeeding day on which the Company's securities transfer books shall be open. In the event of a partial conversion, the Company shall issue to Holder on the
                  Conversion Date a new Note in the principal amount of
                  unconverted principal.

         (d)      No fractional shares of Common Stock shall be issued upon
                  conversion of this Note, but an adjustment in check or cash will be made in respect of any fraction of a share which would otherwise be issuable upon conversion of the Note.

         (e)      The Company will at all times reserve from its authorized but unissued shares a sufficient number of shares to provide for conversion of this Note.

         (f)      The Holder represents, warrants, and covenants to the Company that he is acquiring this Note and any shares of Common Stock issuable upon conversion of this Note as an investment for his own account, and not for resale. The Holder further
                  understands that the transferability of this Note and the
                  shares of Common Stock that may be issued upon conversion of this Note is limited and that it is not anticipated that there will be any public market for this Note or for the shares of
                  Common Stock that may be issued upon conversion of this Note, and that it may not be possible to sell or dispose of this
                  Note or any shares of Common Stock that may be issued upon conversion of this Note. The Holder further acknowledges that neither this Note nor the shares of Common Stock issuable upon conversion of this Note have been registered under the
                  Securities Act of 1933, as amended, or the securities laws of any state, and that a legend will be placed on the
                  certificates representing any shares of Common Stock that may be issued upon conversion of this Note in substantially the following form:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                           AS AMENDED (THE

                           "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY
                           STATE (THE "LAW"). SUCH SECURITIES HAVE BEEN ACQUIRED
                           FOR INVESTMENT AND NEITHER SAID SECURITIES NOR ANY
                           INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN
                           THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT
                           FOR THE SECURITIES UNDER THE ACT AND QUALIFICATION
                           UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY
                           TO THE CORPORATION THAT SUCH REGISTRATION AND
                           QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR
                           OFFER.

2.       Adjustment of Conversion Price

         (a)      In case the Company shall, prior to the Conversion Date, (i)
                  declare a dividend of Common Stock on its Common Stock, (ii)
                  subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or
                  (iii) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the number of shares of Common Stock issuable upon conversion of this Note immediately prior to any such event shall be
                  adjusted proportionately so that thereafter Holder shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such
                  event, provided that the Conversion Price shall in no event be reduced to less than the par value, if any, of the shares
                  issuable upon conversion. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective
                  immediately after the effective date in the case of a
                  subdivision or combination.

         (b)      If, prior to the Conversion Date, the Company at any time
                  consolidates or merges with or into or is otherwise acquired by another corporation (other than a merger, consolidation or acquisition in which the Company is the surviving
                  corporation), Holder will thereafter be entitled to receive, upon conversion of this Note, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been
                  entitled upon such consolidation, merger or acquisition, and the Company shall take such steps in connection with such
                  consolidation, merger or acquisition as may be necessary to assure that the provisions hereof shall thereafter be
                  applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the
                  conversion of this Note.

         (c)      In case the Company proposes to take any action referred to in
                  Sections 2 (a) and (b) above, then the Company shall cause notice thereof, showing in reasonable detail the facts
                  requiring such adjustment and the Conversion Price that will be effective after such adjustment, to be mailed to Holder of this Note, at such Holder's address, at least ten (10) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend or the date when such reclassification, consolidation, merger or acquisition shall be effective, as the case may be.

3.   Security for Obligations

         This Note evidences the payment and performance of all indebtedness, liabilities and obligations of the Company to Holder now existing or hereafter created or arising under this Note, any additional

indebtedness that may be extended to the Company pursuant to any restructuring or refinancing of the Company's indebtedness under this Note, and including any post-petition interest accruing during bankruptcy, reorganization or other similar proceeding, and any and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the
Holder in enforcing any of its rights under this Note (all such indebtedness, liabilities and obligations of the Company being collectively referred to herein as the "Secured Obligations"). As security for payment of the Secured
Obligations, the Company hereby pledges to Holder and grants a security interest to Holder in all of the Company's now existing or hereafter arising Depository
Accounts (the "Collateral"). For purposes of this Note, the term "Depository
Accounts" shall have the meaning set forth in the Uniform Commercial Code as adopted by the State of Delaware, as amended from time to time (the "UCC").

         In addition, it is a condition of Holder's obligations hereunder that

         (a)      the Company and its wholly-owned subsidiary MorAmerica Capital
                  Corporation, an Iowa corporation, shall enter into a Letter
                  Agreement Regarding Subsidiary Support substantially in the form of Exhibit A to this Note for the benefit of Holder; and

         (b)      Atlas Management Partners, L.L.C. shall guaranty the Company's obligations hereunder substantially in the form of the
                  Guaranty attached as Exhibit B to this Note.

4.       Advances

         The Company may request advances under this Note ("Advances") from time to time by written notice to Holder, which Advances, when made by Holder, shall be added to the Principal Amount of this Note. Subject only to the Maximum
Principal Amount, Holder shall make such Advances within ten days of the
Company's request, provided that Holder's obligation to make Advances shall terminate at the close of business on January 31, 2005. All Advances shall be used for operating expenses of the Company.

5.        Ledger Account

         Holder shall maintain a ledger account showing all Advances and payments made hereon. Copies of such account shall be furnished to the Company promptly upon request. Such account shall be conclusively presumed to be correct unless the Company shall object thereto within seven (7) days after each copy has been furnished to the Company.

6.       Waivers

         The Company hereby waives any and all existing and future claims, defenses, set-offs and counterclaims that would diminish or defeat the Company's obligation to make payments due under this Note or other sums due hereunder, and the Company hereby expressly agrees not to assert against Holder any claims, defenses, set-offs or counterclaims it may now or in the future have against the
Company's obligations under this Note, it being the Company's intention that all payments and other amounts due required hereunder shall be paid without regard to or the existence of any claims, defenses, set-offs and counterclaims by the
Company against Holder.

7.       Representations and Warranties

         The Company hereby represents and warrants that:

         (a)      It is a corporation duly organized and in good standing in the
                  State of Delaware.

         (b)      It has good title to and lawful right to pledge the Collateral in accordance herewith.

         (c)      There are no liens, encumbrances or assignments affecting said
                  Collateral, except for the security interest held by Holder pursuant to this Note. The Company will own all after-acquired
                  Collateral, free and clear of any lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Holder. None of the Collateral is in the possession of any consignee, bailee, warehouseman,
                  agent or processor. The Company has control of the Collateral.

         (d)      This Note is the legally valid and binding obligation of the
                  Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy,
                  insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

         (e)      Execution and delivery of this Note has been duly authorized by all necessary corporate action, and such document has been executed by its duly authorized officers.

8.       Further Assurances; Covenants

         The Company hereby covenants and agrees to the following:

         (a)      The Company shall pay the amounts due and comply with all
                  conditions required under this Note at the times and in the manner herein provided, and shall pay when due all sums
                  secured hereby and shall perform (as and when such performance is required) each and every covenant, condition and provision contained in this Note.

         (b)      The Company shall not issue any debt instrument without the prior written consent of Holder, which consent shall not be unreasonably withheld. The foregoing shall not apply to
                  obligations incurred in the ordinary course of business
                  operations, or the presently outstanding premium finance
                  obligation incurred in connection with the purchase of
                  directors and officers insurance.

         (c)      The Company shall keep the Collateral free and clear of liens, encumbrances, security interests, and other claims of third parties that would have priority over the security interest granted in this Note and will, at the Company's expense,
                  defend the Collateral against the claims and demands of all third parties. The Company shall promptly pay and discharge any indebtedness owing to any third party who, by reason of said indebtedness, could obtain or become entitled to a lien or encumbrance on the Collateral that would have priority over the security interest granted in this Note, other than such indebtedness contested in good faith and with respect to which adequate reserves have been established.

9.   Bank Accounts; Collection of Accounts and Payments

         Upon request by Holder, the Company shall enter into a bank agency and control agreement ("Bank Agency Agreement"), in a form specified by Holder, with each financial institution with which the Company maintains from time to time any Depository Accounts. Pursuant to the Bank Agency Agreements and pursuant hereto, the Company grants and shall grant to Holder, for the benefit of Holder, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as
Holder's agent in connection therewith. Following a request by Holder as provided in the first sentence of this Section 9, the Company shall not establish any Depository Account with any financial institution unless prior thereto or concurrently therewith Holder and the Company shall have entered into a Bank Agency Agreement with such financial institution.

10.      Agent Appointed Attorney-in-Fact

         The Company hereby irrevocably appoints as the Company's
attorney-in-fact (which appointment shall be irrevocable until the Secured
Obligations have been indefeasibly paid in full and all commitments under this
Note have terminated), with full authority in the time and stead of the Company and in the name of the Company, Holder, from time to time in Holder's discretion to take any action and to execute any instrument that Holder may deem necessary or advisable to accomplish the purposes of this Note, including, without limitation:

         (a)      to file any claims or take any action or institute any
                  proceedings that Holder may deem necessary or desirable for the collection of any of the Collateral or otherwise to
                  enforce the rights of Holder with respect to any of the
                  Collateral;

         (b)      to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Holder in its sole discretion, and such payments made by Holder to become obligations of the Company to Holder, due and payable immediately without demand; and

         (c)      generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Holder were the absolute owner thereof for all purposes, and to do, at Holder's option and the Company's expense, at any time or from time to time, all acts and things that Holder deems necessary to protect,
                  preserve or realize upon the Collateral;

provided, however, that Holder shall not exercise its powers under this Section
10 unless an Event of Default, as defined herein, has occurred and is continuing.

         The Company hereby ratifies and approves all acts of Holder lawfully made or taken pursuant to this Section 10. Neither Holder nor any person designated by Holder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Note shall remain in force.

11.      Events of Default

         Any of the following shall be deemed an event of default under this
Note (an "Event of Default"):

         (a)      Any payment of principal or interest due hereunder shall not be paid within 15 days of the due date;

         (b)      Any representation or warranty of the Company under this Note shall prove to have been false in any material respect when made;

         (c)      A breach by the Company in the observance or performance of any of the covenants set forth herein which continued for a period of 15 days following notice of default from the Holder;
                  or

         (d)      Dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditor by, or the
                  commencement of any proceedings under bankruptcy or insolvency law by or against the Company.

12.       Remedies

         (a)      If any Event of Default shall have occurred and be continuing,
                  Holder may declare the entire unpaid principal amounts owed pursuant to this Note, the accrued interest on the principal amount pursuant to this Note, and all other amounts payable hereunder or under any other obligation the Company may owe to
                  Holder to be forthwith due and payable.

         (b)      If any Event of Default shall have occurred and be continuing,
                  Holder may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or
                  otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may withdraw all cash in the Depository Accounts and apply such monies in
                  payment of the Secured Obligations.

13.      Successors and Assigns

         The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Holder shall not transfer this Note or the right to receive
Common Stock issuable upon conversion of this Note without the prior written consent of the Company. The Company may assign this Note pursuant to a merger, corporate reorganization, reincorporation, or sale of substantially all of its assets or stock.

14.      Waiver and Amendment

          Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

15.      Notices

         Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties set forth hereunder. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

If to Holder:

         Geoffrey Woolley
         398 Columbus Avenue
         Suite 320
         Boston MA 02116

If to the Company:                      With a copy to:

           MACC Private Equities Inc.           David E. Gardels, Esq.
           101 Second Street, S.E.              Blackwell Sanders Peper Martin LLP
           Cedar Rapids, Iowa 52401             1620 Dodge Street, Suite 2100
                                                Omaha, Nebraska 68102
16.      Payment

         Payment shall be made in lawful tender of the United States either in immediately available funds or by draft.

17.      Jurisdiction

         The parties hereto agree that any legal action involving the Note in any way will be instituted in the State of Utah, and the parties hereto make or consent to jurisdiction unto the jurisdiction of the Courts of the State of Utah for the purposes of such legal action. This Note shall be construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties signing this Note have caused this Note to be executed and delivered as of the date and year first above written.

MACC PRIVATE EQUITIES INC.                  GEOFFREY T. WOOLLEY
(the "Company")                                 ("Woolley")

By:       /s/ Kent I. Madsen                 By:   /s/ Geoffrey T. Woolley
     ------------------------------------         ----------------------------
Name: Kent I. Madsen                              Geoffrey T. Woolley
Title:   President

By:    /s/ David R. Schroder
    -----------------------------------
Name: David R. Schroder
Title:   Chief Financial Officer

                                    Exhibit A

                  Letter Agreement Regarding Subsidiary Support

                                LETTER AGREEMENT
                          REGARDING SUBSIDIARY SUPPORT

                                  March 1, 2004

MACC Private Equities Inc.
101 Second Street, S.E.
Cedar Rapids, IA 52401

         RE:      $400,000 Convertible Note and Security Agreement dated as of
                  March 1, 2004 between MACC Private Equities Inc. and Geoffrey
                  T. Woolley

Ladies and Gentlemen:

         This Letter Agreement is made by and between MACC Private Equities Inc.
a Delaware corporation (the "Company") and MorAmerica Capital Corporation, an
Iowa corporation and wholly-owned subsidiary (the "Subsidiary") of the Company.
Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them (including through incorporation by reference) in the
Convertible Note and Security Agreement dated as of March 1, 2004 (the "Note"), by and between the Company and Geoffrey T. Woolley ("Woolley").

         The Company desires to enter into the Note in order to obtain a revolving line of credit in the maximum amount of $400,000. The Subsidiary acknowledges that it anticipates benefit from the Company's ability to borrow under Note. Woolley has requested that, in consideration for the extension of credit by Woolley under the Note, Company enter into this Letter Agreement with the Subsidiary.

1.   Subject to:

(a)  the articles of incorporation and by-laws of the Subsidiary;

(b)  any statute, law, regulation, ordinance, code, order, rule or other governmental restriction applicable to the Subsidiary, including, without limitation, (i) those applicable to Subsidiary as a small business investment company licensed under the Small Business Investment Act of
     1958, and (ii) laws relating to the insolvency of debtors; and

(c)  the legal and fiduciary responsibilities of the board of directors of the
     Subsidiary in respect of the declaration and payment of dividends and distributions;

the Subsidiary hereby agrees with Company, at any time any amount is owing under the Note, to make a payment to Company in the amount available from any or all of the following sources, up to the then-outstanding amount of principal and interest under the Note:

i.   dividends legally available for distribution to Company from time to time;

ii.  payments to the Company from time to time under the tax sharing agreement between the Company and the Subsidiary; and

iii. reimbursement payments to the Company from time to time for those expenses incurred by the Company that are properly allocable to the Subsidiary, provided, however, that at the time of payment any such reimbursement payment shall not impair the capital of MorAmerica Capital more than the lesser of (a) forty-five percent (45%) or (b) the maximum impairment percentage permitted under the capital impairment rules of the Small
     Business Administration.

2.   This Letter Agreement, and the obligations of the Subsidiary, shall terminate upon the later to occur of (i) the conversion of all of the outstanding principal of and interest on the Note into shares of the
     Company's Common Stock pursuant to terms of the Note, or (ii) satisfaction in full of all obligations of the Company to Woolley under the Note.

3.   This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

4.   Company and the Subsidiary hereby acknowledge that the agreements contained herein are intended to benefit Woolley and agree that Woolley is a third party beneficiary hereof. Other than as set forth in the immediately preceding sentence, nothing herein contained shall confer any right upon any person other than the parties hereto.

5.   This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.   The Subsidiary acknowledges and agrees that:

(a)  The Company is a holding company the assets of which are comprised substantially of capital stock of the Subsidiary.

(b)  Company's business operations are carried out substantially through the
     Subsidiary.

(c)  The line of credit under the Note will be used by Company for operating expenses that will be of benefit to the Subsidiary.

Sincerely,

SUBSIDIARY

MORAMERICA CAPITAL CORPORATION

By:
    ----------------------------------------
Name: Kent I. Madsen
Title:   President

                                       2

By:
    ------------------------------
Name: Robert A. Comey
Title:   Chief Financial Officer

Acknowledged and agreed this 1st day of March, 2004.

MACC PRIVATE EQUITIES INC.

By:
    ----------------------------------------
Name: Kent I. Madsen
Title:   President

By:
    --------------------------------------
Name: David R. Schroder
Title:   Chief Financial Officer

cc:      Geoffrey T. Woolley

                                       3

                                    Exhibit B

                                    Guaranty

                                    GUARANTY

         THIS GUARANTY, dated as of March 1, 2003 (as amended, supplemented, restated or otherwise modified from time to time, this "Guaranty"), made by
ATLAS MANAGEMENT PARTNERS, L.L.C., a Utah limited liability company
("Guarantor") (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in Article I hereof), in favor of GEOFFREY T. WOOLLEY (the "Secured Party").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, pursuant to the Convertible Note And Security Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), between MACC Private Equities Inc., a Delaware corporation (the "Borrower") and the Secured Party, the Secured Party
has extended a commitment to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement (the "Commitment"); and

         WHEREAS, the parties expect that on March 1, 2004, Guarantor will become the investment advisor to the Borrower;

         WHEREAS, as a condition precedent to the entering the Credit Agreement,
Guarantor is required to execute and deliver this Guaranty;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Secured
Party to enter into the Credit Agreement, Guarantor hereby agrees with the
Secured Party as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         Section 1.1 Certain Terms. The following terms when used in this
Guaranty, including its preamble and recitals, shall have the following meanings
(such definitions to be equally applicable to the singular and plural forms thereof):

          "Borrower" has the meaning assigned to that term in the first recital hereto.

          "Credit Agreement" has the meaning assigned to that term in the first recital hereto.

          "Guaranteed Obligations" has the meaning assigned to that term in
Section 2.1.

          "Guarantor" has the meaning assigned to that term in the preamble hereto.

          "Guaranty" has the meaning assigned to that term in the preamble hereto.

          "Secured Party" has the meaning assigned to that term in the preamble hereto.

         Section 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                  ARTICLE II.
                                   GUARANTY

         Section 2.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section
362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of the following
(collectively, the "Guaranteed Obligations"),

                  (a) all obligations of the Borrower to the Secured Party now or hereafter existing under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise; and

                  (b) any and all costs and expenses (including, without
         limitation, reasonable fees and expenses of legal counsel) incurred by the Secured Party in enforcing any of its rights under this Guaranty.

         This Guaranty constitutes a guaranty of payment when due and not merely of collection, and Guarantor specifically agrees that it shall not be necessary or required that the Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any Collateral before or as a condition to the obligations of Guarantor hereunder.

         Section 2.2 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and the Commitment shall have permanently terminated. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) any lack of validity, legality or enforceability of the
         Credit Agreement or any other agreement or instrument relating to any thereof;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Credit Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                  (c) any taking, addition, exchange, release, impairment or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) the failure of the Secured Party

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                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower, any other Person
                  (including, without limitation, any other guarantor) under the provisions of the Credit Agreement or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any of the
                  Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver, or other
         modification of, or any consent to departure from, any of the terms of the Credit Agreement;

                  (f) any defense, claim, set-off, counterclaim or other right which may at any time be available to or be asserted by the Borrower or
         Guarantor against the Secured Party or any other person, whether in connection with this Guaranty, the transactions contemplated in the
         Credit Agreement, or any unrelated transaction;

                  (g) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or
         unenforceability of, or any other event or occurrence affecting, the
         Guaranteed Obligations or otherwise;

                  (h) any manner of application of collateral, or proceeds
         thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the
         Guaranteed Obligations or any other assets of the Borrower or any of their subsidiaries;

                  (i) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

                  (j) any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, the
         Borrower or Guarantor.

         Section 2.3 Reinstatement, etc. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be returned or restored by the Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, all as though such payment had not been made.

         Section 2.4 Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed
Obligations and this Guaranty and any requirement that the Secured Party protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Borrower, or any other Person
(including, without limitation, any other guarantor) or any collateral securing the Guaranteed Obligations.

         Section 2.5 Successors, Transferees and Assigns; Transfers of Notes,
etc. This Guaranty shall:

                  (a) be binding upon Guarantor and its successors, transferees and assigns; and

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         (b)      inure to the benefit of and be enforceable by the Secured
                  Party.

No Guarantor may transfer or assign all or any portion of its rights or obligations under this Guaranty without the prior written consent of the Secured
Party.

                                  ARTICLE III.
                          REPRESENTATIONS AND COVENANTS

         Section 3.1 Representations and Warranties. Guarantor hereby represents and warrants to the Secured Party as follows:

                  (a) Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization.

                  (b) The execution, delivery and performance by Guarantor of this Guaranty (i) are within such Guarantor's limited liability company powers, (ii) have been duly authorized by all necessary action, and
         (iii) do not and will not (A) require any consent or approval of the members of Guarantor, (B) violate any provision of the organizational documents of such Guarantor or of law, (C) violate any legal restriction binding on or affecting such Guarantor, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any lien upon or with respect to any of its properties. This Guaranty has been duly executed and delivered by such Guarantor.

         Section 3.2 This Guaranty is the legal, valid and binding obligation of
Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors'
rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                  ARTICLE IV.
                                  MISCELLANEOUS

         Section 4.1 Binding on Successors, Transferees and Assigns. This
Guaranty shall be binding upon Guarantor and its successors, permitted transferees and permitted assigns and shall inure to the benefit of and be enforceable by the Secured Party and its successors, transferees and assigns.

         Section 4.2 Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Secured
Party and, in the case of any such amendment, Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to Guarantor, at the following addresses:

                        Atlas Management Partners, L.L.C.

                                       4

                        One South Main Street
                        Suite 1660
                        Salt Lake City UT 84133

and if to the Secured Party, at its addresses specified in the Credit Agreement;
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (a) if personally delivered, upon delivery, (b) if sent by first class mail, on the third Business Day following deposit into the mails and (c) if sent by telecopier, upon acknowledgment of receipt thereof by the recipient.

         Section 4.4 No Waiver; Remedies. No failure on the part of the Secured
Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Secured Party shall have all remedies available at law or equity, including, without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

         Section 4.5 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 4.6 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

         Section 4.7 Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                           [Signature page to follow.]

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         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    ATLAS MANAGEMENT PARTNERS, L.L.C.

                                    By:
                                        ---------------------------------------
                                          Kent I. Madsen, Manager

Acknowledged and Accepted:

GEOFFREY T. WOOLLEY

--------------------------------------

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